UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 13, 2014

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee	37932
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (865) 694-2700

Not applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John H. Burlingame, a director of Scripps Networks Interactive, Inc. (the “Company”), indicated on February 13, 2014 that he will not stand for reelection to the Board of Directors at the 2014 Annual Meeting of Shareholders and will retire from the Board when his current term expires. Mr. Burlingame has been a director since the Company’s separation from The E.W. Scripps Company (“EWS”) in 2008, having served as a director of EWS for 24 years. Mr. Burlingame served as a trustee of The Edward W. Scripps Trust which terminated on October 18, 2012, and is in the process of winding up. From 1963 to 2003 he was a partner in the law firm of Baker & Hostetler LLP, serving as its Executive Partner from 1982 to 1997. The Company appreciates Mr. Burlingame’s many years of dedicated service to the Scripps Family, to The E. W. Scripps Company and to Scripps Networks Interactive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: February 20, 2014	By:	/s/ Cynthia L. Gibson
Cynthia L. Gibson
EVP, Chief Legal Officer and Corporate Secretary